News Release	Contacts:	Barbara Thompson	Barry L. Slider
For Immediate Release		919.716.2716	864.595.0455
April 24, 2019		First Citizens Bank	First South Bancorp, Inc.
FIRST SOUTH BANCORP, INC. SHAREHOLDERS
APPROVE PROPOSED MERGER WITH FIRST CITIZENS BANK

RALEIGH, N.C., and SPARTANBURG, S.C. - First-Citizens Bank & Trust Company (First Citizens Bank) and First South Bancorp, Inc. announced today that First South’s shareholders have approved First Citizens’ pending acquisition of First South and its wholly owned subsidiary, First South Bank.
At a meeting held today, the shareholders of Spartanburg, S.C.-based First South Bancorp voted to approve the merger agreement with Raleigh, N.C.-headquartered First Citizens Bank. Subject to the satisfaction or waiver of customary closing conditions, the merger is expected to become effective by May 1 or as soon thereafter as practicable.
After the merger, First South branch offices will initially operate as First South Bank, a division of First Citizens Bank. Customers should bank as they normally do at their existing branches. First South’s customer accounts will be converted to First Citizens Bank’s systems and operations at a later date.
Barry L. Slider, vice chairman, chief executive officer and president of First South Bancorp, said: “We appreciate the support that our shareholders have shown for the merger. Partnering with a relationship-oriented institution such as First Citizens will benefit our shareholders, customers and communities we serve.”
Frank B. Holding Jr., chairman and chief executive officer of First Citizens Bank, said: “Once completed, the merger will expand upon our strong foundation in South Carolina while continuing a commitment to providing excellent service to First South customers. We appreciate the confidence of First South shareholders, and we’re looking forward to a smooth transition ahead.”
As of March 31, 2019, First South Bancorp reported $236 million in consolidated assets, $206 million in deposits and $183 million in gross loans. First South Bank, a wholly owned subsidiary of First South Bancorp, opened in 1996 and provides banking services in South Carolina through four branch locations in Spartanburg, East Spartanburg, Greenville and Bluffton/Hilton Head with a loan production office in Columbia. First South Bank also maintains an operations office (First South Center) in Spartanburg.
With more than 550 locations in 19 states, First Citizens Bank operates 138 branches in South Carolina, including 19 branches in Spartanburg and Greenville counties, three in Beaufort County and 20 in Richland and Lexington counties.

About First Citizens Bank

Founded in 1898 and headquartered in Raleigh, N.C., First Citizens Bank is a wholly owned subsidiary of First Citizens BancShares, Inc. (Nasdaq: FCNCA), which has $35 billion in consolidated assets. For more information, call toll free 1.888.FC DIRECT (1.888.323.4732) or visit firstcitizens.com. First Citizens Bank. Forever First®.

About First South Bancorp, Inc. and First South Bank

First South Bank, founded in 1996 and headquartered in Spartanburg, S.C., is a wholly owned subsidiary of First South Bancorp, Inc. (OTC Pink: FSBS). First South Bank has developed a strong niche in small business lending and serves customers through banking centers located in Spartanburg, East Spartanburg, Greenville, Columbia (loan production office) and Bluffton/Hilton Head. In addition, First South Bank offers investment brokerage services through its First South Financial Services division. For more information on First South Bank, visit www.firstsouthbancorp.com.
Disclosures About Forward Looking Statements
This Press Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as "expects," "anticipates," "believes," "estimates," "plans," "projects," or other statements concerning opinions or judgments of First South Bancorp, Inc. and First Citizens Bank and their managements about future events. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those described in the statements. Forward-looking statements in this Press Release include statements regarding First South Bancorp’s and First Citizens Bank’s expectations regarding the benefits of the merger, and when the merger will be completed. The accuracy of such forward-looking statements could be affected by factors beyond First South Bancorp’s and First Citizens Bank’s control, including, but not limited to, difficulties experienced in the integration of the businesses of First South Bancorp and First Citizens Bank and delays in the satisfaction or waiver of other remaining conditions to the consummation of the merger. Additional factors that could cause actual results to differ materially from those anticipated by forward-looking statements are discussed in First South Bancorp’s Proxy Statement for its special meeting of shareholders held on April 24, 2019. First South Bancorp and First Citizens Bank undertake no obligation to revise or update these statements following the date of this Press Release.